SMITH BARNEY MONEY FUNDS, INC.

ARTICLES SUPPLEMENTARY
INCREASING AUTHORIZED STOCK
AS AUTHORIZED BY SECTION 2-105(c) OF
THE MARYLAND GENERAL CORPORATION LAW


	Smith Barney Money Funds, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

	FIRST:   The Corporation is registered as an open-end investment
company under the Investment Company Act of 1940.

	SECOND: In accordance with Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors has increased the authorized capital stock of the Corporation to 65,000,000,000 shares of Common Stock (par value $.01 per share).

	THIRD: (a) As of immediately before the increase the total number of shares of stock of all classes which the Corporation had authority to issue was 55,000,000,000 shares, of which no shares were Preferred Stock and 55,000,000,000 shares were Common Stock (par value $.01 per share), divided into three series designated as the Cash Portfolio series, the Government Portfolio series and the Retirement Portfolio series. The
Cash Portfolio series consisted of four classes of shares, designated Class A, Class C, Class Y and Class Z, each such class consisting, until further changed, of the lesser of (x) 40,000,000,000 shares or (y) the number of shares that could be issued by issuing all of the shares of Common Stock of that series or portfolio less the total number of shares of all other classes of Common Stock of that series or portfolio then
issued and outstanding.    The Government Portfolio series consisted of
four classes of shares, designated Class A, Class C, Class Y and Class Z shares, each such class consisting, until further changed, of the lesser of (x) 10,000,000,000 shares or (y) the number of shares that could be issued by issuing all of the shares of Common Stock of that series or portfolio less the total number of shares of all other classes of Common Stock of that series or portfolio then issued and outstanding. The Retirement Portfolio series consisted of two classes of shares, designated Class A and Class Y shares, each such class consisting, until further changed, of the lesser of (x) 5,000,000,000 shares or (y) the number of shares that could be issued by issuing all of the shares of Common Stock of that series or portfolio less the total number of shares of all other classes of Common Stock of that series or portfolio then issued and outstanding.

	(b) As increased the total number of shares of stock of all classes which the Corporation has authority to issue is 65,000,000,000 shares, of which no shares are Preferred Stock and 65,000,000,000 shares are Common Stock (par value $.01 per share), which shall consist, until further changed, of the Cash Portfolio series, the Government Portfolio series and the Retirement Portfolio series. The Cash Portfolio series consists of four classes of shares, designated Class A, Class C, Class Y and Class Z, each such class consisting, until further changed, of the lesser of (x) 50,000,000,000 shares or (y) the number of shares that could be issued by issuing all of the shares of Common Stock of that series or portfolio less the total number of shares of all other classes of Common Stock of that series or portfolio then issued and outstanding.
   The Government Portfolio series consists of four classes of shares, designated Class A, Class C, Class Y and Class Z shares, each such class consisting, until further changed, of the lesser of (x) 10,000,000,000 shares or (y) the number of shares that could be issued by issuing all of the shares of Common Stock of that series or portfolio less the total number of shares of all other classes of Common Stock of that series or
portfolio then issued and outstanding.   The Retirement Portfolio series
consists of two classes of shares, designated Class A and Class Y shares, each such class consisting, until further changed, of the lesser of (x) 5,000,000,000 shares or (y) the number of shares that could be issued by issuing all of the shares of Common Stock of that series or portfolio less the total number of shares of all other classes of Common Stock of that series or portfolio then issued and outstanding.

	(c) The aggregate par value of all shares of the Corporation having a par value is $550,000,000 before the increase and $650,000,000 as increased.

	FOURTH: The terms of the Class A, Class C, Class Y and Class Z shares of the Cash Portfolio series are set forth in the Charter of the Corporation. The terms of the Class A, Class C, Class Y and Class Z shares of the Government Portfolio series are set forth in the Charter of the Corporation. The terms of the Class A and Class Y shares of the Retirement Portfolio series are set forth in the Charter of the Corporation.

		IN WITNESS WHEREOF, Smith Barney Money Funds, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on this 30th day of January, 1998.


Attest:						SMITH BARNEY MONEY FUNDS, INC.


_________________________			By:
____________________________
Christina T. Sydor		    			Heath B. McLendon
Secretary			    			President


	THE UNDERSIGNED, the President of Smith Barney Money Funds, Inc. who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles Supplementary to be the corporate act of the Corporation and hereby certifies to the best of his knowledge, information and belief the matters and facts set forth therein with respect, to the authorization and approval thereof are true in all material respects under the penalties of perjury.


	_____________________________
							Heath B. McLendon
							President












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